[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT

THIS CONFIDENTIAL SETTLEMENT AGREEMENT (this “Agreement”), which shall be effective as of October 17, 2016 (the “Effective Date”), is entered into by and between Theravectys, SA, a French societe anonyme (“TVS”) and Immune Design Corp., a Delaware corporation (“IMDZ”) (with each of TVS and IMDZ being sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”).

WHEREAS, TVS is a biotechnology company headquartered in Paris, France; and

WHEREAS, IMDZ is a biotechnology company headquartered in Seattle, Washington, USA; and

WHEREAS, TVS and IMDZ have been involved in a Dispute (defined below) relating to their separate development of lentiviral vector technology, including multiple actions and proceedings in the United States and Belgium and before the European Patent Office (the “EPO”);

WHEREAS, each Party denies, and continues to deny, the allegations asserted by the other Party in the Dispute; and

WHEREAS, nevertheless, to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegation made by either Party in the Dispute or any other allegations that have been asserted or may be asserted by either Party in the Dispute or otherwise, or any liability with respect thereto, the Parties have concluded that it is desirable that all of their claims and potential claims be settled, and that all pending actions and proceedings comprising the Dispute be dismissed with prejudice; and

WHEREAS, the Parties also intend for TVS to grant a worldwide non-exclusive license to IMDZ of certain lentiviral vector technology pursuant to the terms and conditions of the License Agreement attached as Exhibit A hereto (the “License Agreement”).

NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. As used in this Agreement, the following terms have the meanings set forth below:

a.“Applicable Law” shall have the definition set forth in the License Agreement.

b.“Dispute” means all current and past disputes in which TVS and IMDZ have been or currently are involved, including in Delaware (United States), Charleroi (Belgium) and Mons (Belgium), as well as before the EPO, including the following:

i.
The “United States Proceedings”: All claims that were asserted or could have been asserted, based on facts disclosed or not disclosed, in the civil action filed by TVS against IMDZ in the Court of Chancery in the State of Delaware alleging tortious interference, misappropriation of trade secrets, unfair competition and unjust enrichment (Civil Action No. 9950-VCN), and all claims that were asserted or could have been asserted, based on facts disclosed or not disclosed, in the civil action filed by TVS against IMDZ in the United States District Court for the District of Delaware (C.A. No. 1:13-cv-01749-LPS);

ii.	The “EPO Proceedings”: All actions filed by TVS opposing any IMDZ patent, including the Opposition against IMDZ Patent No. EP 2 456 786 filed by TVS in October 2014 in the European Patent Office; and

iii.
The “Belgian Proceedings”: All claims or actions that were asserted or could have been asserted, based on facts disclosed or not disclosed, by TVS in Belgium in the case before the Mons Court of Appeal registered under RG No 14/RG/771 including any kind of appeal against the judgment made by said court on June 29, 2015; all other claims or actions that were asserted or could have been asserted, based on facts disclosed or not disclosed, by IMDZ before any Court in relation to the saisie-contrefaçon performed by TVS at the premises of Henogen in Gosselies by virtue of the order issued on April 11, 2014 and confirmed on July 11, 2014 by the Presiding judge of the Mons Commercial Court (the “saisie-contrefaçon”); all claims or actions that were asserted or could have been asserted, based on facts disclosed or not disclosed, in the proceedings commenced by TVS on or about September 9, 2013 before the presiding judge of the Hainaut – Charleroi Division – Commercial Court; including the voluntary intervention by IMDZ in the appeal filed by HNG against the judgment of the Mons Commercial Court dated 11 July 2014 validating the saisie-contrefacon and since then withdrawn by HNG.

c.“Financial Consideration” means the full payment by IMDZ of the financial terms set forth in Section 2 of this Agreement.

d.“Field” shall have the definition set forth in the License Agreement.

e.“Governmental Authority” shall have the definition set forth in the License Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f.“HNG” refers collectively to Henogen, SA, its parent, Novasep S.A., and any of their past, present, and future parent or controlling entities, predecessors, successors, affiliates, divisions or subsidiaries.

g.“IMDZ Related Entities” means IMDZ and any of its past, present, and future parent entities, controlling persons, predecessors, successors, affiliates and subsidiaries, and each and all of their respective past or present officers, directors, investors, shareholders, stockholders, partners, principals, representatives, employees, agents, members, managers, joint ventures, attorneys, legal representatives, insurers and assigns, and any other person or entity which could now or hereafter assert a claim on their behalf.

h.“IMDZ-HNG Agreement” means the Master Agreement for Development & Manufacturing Services between IMDZ and HNG dated April 27, 2012, its appendices, addenda, amendments and any previous or subsequent agreement in direct or indirect relation, including but not limited to Addendum Nr. 3 to P175 Project between IMDZ and HNG dated January 24, 2014 and the agreements set forth in the two official letters from counsel for IMDZ to counsel for HNG dated February 13, 2014 and confirmed by letter from counsel for HNG to counsel for IMDZ dated March 18, 2014.

i.“Institut Pasteur Consent” shall have the definition set forth in the License Agreement.

j.“Institut Pasteur License Agreement” means the exclusive license entered into between TVS and Institut Pasteur, by virtue of a patent license agreement dated [*], as revised by the successive amendments dated [*], and any other amendments thereto.

k.“Licensed Product” shall have the definition set forth in the License Agreement.

l.“Materials” shall have the meaning set forth in Section 4(b).

m.“Material Adverse Effect” means, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of a party and its subsidiaries taken as a whole or any effect which prevents or would prevent the consummation or performance of the transactions contemplated hereby.

n.“New Manufacturer” means any of [*] manufacturers or other parties identified by IMDZ to TVS in the manner set forth in paragraph 7(a) for any production of [*] on IMDZ’s behalf after [*]. For clarity, a New Manufacturer (1) includes any acquirer, successor, or assignee of such New Manufacturer, and (2) is also a Subcontractor. For avoidance of overlap with TVS, [*], including their acquirers, successors, and assignees, shall not be New Manufacturers. If, however, [*] merges with, acquires, is acquired by or otherwise combines with any New Manufacturer, the Parties will meet in good faith to reach an agreement regarding appropriate procedures and mechanisms to ensure that information will not be shared between or among the teams

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and individuals performing work for TVS and those performing work for IMDZ on behalf of the resulting entity.

o.“Other TVS Patents” shall have the definition set forth in the License Agreement.

p.“SEC” means the Securities and Exchange Commission.

q.“Services Agreements” means those agreements [*] TVS has entered into with HNG to produce [*] and containing amongst others the following Clause 2.6: “[*]”

r.“Subcontractor” shall have the definition set forth in the License Agreement.

s.“TVS Related Entities” means TVS and any of its past, present, and future parent entities, controlling persons, predecessors, successors, affiliates and subsidiaries, and each and all of their respective past or present officers, directors, investors, shareholders, stockholders, partners, principals, representatives, employees, agents, members, managers, joint ventures, attorneys, legal representatives, insurers and assigns, and any other person or entity which could now or hereafter assert a claim on their behalf.

t.“TVS Patent Portfolio” shall have the definition set forth in the License Agreement.

u.“Trigger Event” means one or more of the following events, occurring on or after the Effective Date, alone or together, resulting in the receipt of cumulative net cash proceeds (e.g., exclusive of brokerage or underwriting fees) to IMDZ of at least twenty five million dollars ($25,000,000): (a) any public offering of IMDZ’s debt or equity securities, the primary purpose of which is capital raising; (b) any private placement of IMDZ’s debt or equity securities the primary purpose of which is capital raising; and (c) proceeds from any licensing transaction less any amounts IMDZ is obligated under the license transaction to spend for research and development activities.

2.Financial Consideration. As consideration for both the settlement of all claims and disputes between the Parties and as a non-contingent fee for the license contemplated in the License Agreement, IMDZ shall pay:

a.    Six million dollars ($6,000,000), into an interest-bearing escrow account to be held at a mutually-agreeable third-party institution, within thirty (30) days of the Effective Date of this Agreement (the “Upfront Payment”). The Upfront Payment will be disbursed from escrow as follows:

i.
If, on or before December 31, 2016, (A) IMDZ has received written evidence that TVS has received the Institut Pasteur Consent as contemplated in Section 3 of this Agreement and Sections 6.2(e)-(g) of the License Agreement, and (B) all pending United States P

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

roceedings and Belgian Proceedings have been dismissed or resolved as contemplated in Section 4 of this Agreement, then 50% of the Upfront Payment ($3,000,000), exclusive of any interest earned while held in escrow, shall be paid promptly out of escrow to TVS upon the occurrence of the later of events (A) and (B). The remainder of the Upfront Payment, and all interest earned while held in escrow, shall remain in escrow until the final resolution of the EPO Proceedings (not including the expiration of any time to appeal, which TVS hereby covenants it shall not appeal). Upon such final resolution, if the scope of IMDZ Patent No. EP 2 456 786 remains unchanged, and if events (A) and (B) have occurred, then the remainder of the Upfront Payment, exclusive of any interest earned while held in escrow, shall be paid promptly out of escrow to TVS. If, upon the final resolution of the EPO Proceedings, the scope of IMDZ Patent No. EP 2 456 786 is reduced in any way, then 50% of the Upfront Payment ($3,000,000) shall be paid promptly out of escrow to IMDZ. Additionally, upon final resolution of the EPO Proceedings and the occurrence of events (A) and (B), all interest earned on any portion of the Upfront Payment while held in escrow shall be paid promptly to IMDZ.

ii.
If either of events (A) or (B) has not occurred on or before December 31, 2016, then the Upfront Payment shall remain in escrow, and $250,000 shall be paid out of escrow to IMDZ on the first day of each month, beginning on January 1, 2017, until both events (A) and (B) have occurred. Exclusive of any such amounts paid to IMDZ under this subparagraph, if both events (A) and (B) occur at any time between January 1, 2017 and December 31, 2017, then the remainder of the Upfront Payment will be paid out of escrow in accordance with subparagraph 2(a)(i).

iii.
If either of events (A) or (B) has not occurred on or before December 31, 2017, then the entire remainder of the Upfront Payment, inclusive of all interest earned while held in escrow, shall be paid promptly out of escrow to IMDZ.

For avoidance of doubt, TVS shall not be entitled to any portion of the Upfront Payment unless and until IMDZ has received written evidence that TVS has received the Institut Pasteur Consent as contemplated in Section 3 of this Agreement and Sections 6.2(e)-(g) of the License Agreement, and unless and until all pending United States Proceedings and Belgian Proceedings have been dismissed or resolved as contemplated in Section 4 of this Agreement. The parties will enter into an escrow agreement memorializing these material terms as part of the definitive documentation of this settlement, and will execute joint instructions to the escrow agent regarding the disbursement of funds consistent with this Paragraph; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b.    One million two hundred fifty thousand dollars ($1,250,000), within thirty (30) days of the first occurrence of a Trigger Event (the “Contingent Payment”).

3.License Agreement; Institut Pasteur Consent. Simultaneously with the execution of this Agreement, the Parties will execute the License Agreement attached as Exhibit A. Simultaneously with the execution of this Agreement or as promptly as practicable hereafter, TVS shall deliver to IMDZ the Institut Pasteur Consent as contemplated in Sections 6.2(e)-(g) of the License Agreement. It is understood and agreed by the Parties that the execution of the License Agreement and IMDZ’s receipt of written evidence that TVS has received the Institut Pasteur Consent are material terms of this Agreement.

4.Proceedings.

a.    Within ten (10) days of the Effective Date of this Agreement, TVS will file a Stipulation and Proposed Order of Final Dismissal with Prejudice, substantially in the form attached hereto as Exhibit B, to dismiss with prejudice the action initiated by TVS alleging tortious interference, misappropriation of trade secrets, unfair competition and unjust enrichment (Civil Action No. 9950-VCN in the Court of Chancery of the State of Delaware).

b.    Promptly after the Effective Date of this Agreement, IMDZ and TVS (and HNG, if HNG so agrees) will jointly apply before the Mons Commercial Court, or its Presiding Judge, for a decision ordering that any IMDZ materials, samples, plasmids, documents or other information (the “Materials”): (1) [*], who performed the saisie-contrefaçon referenced in Section 1.b.iii at HNG (the “Expert”), (2) placed under seal at the Court clerk offices, or (3) [*]; at IMDZ’s sole and exclusive election either be destroyed or returned to IMDZ’s offices in Seattle, Washington, USA. [*] TVS will use its best efforts to secure such destruction or return of the IMDZ Materials, and will cooperate with IMDZ in third party opposition proceedings against the saisie-contrefaçon, including as follows:

i.	[*];

ii.	IMDZ and TVS [*] will [*];

iii.	Prior to initiating the [*];

iv.	After the Materials are destroyed or returned in accordance with Section 4(b) above, the Parties [*] will request that [*];

v.	In the event that the Presiding judge [*];

vi.	IMDZ will [*] and TVS will use its best efforts to [*]; and

vii.	The Parties agree that there shall be no restrictions or limitations on IMDZ or any IMDZ Related Entity’s use of any Materials returned or delivered to IMDZ in connection with this Section 4.b.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

c.    Except as provided in Section 4.b of this Agreement, within ten (10) days of the Effective Date of this Agreement IMDZ will withdraw, or as applicable, not file any action in the Belgian Proceedings in Mons in accordance with Article 821 of the Belgian Judicial Code (“désistement d’action”) whereby each party will bear its own legal costs.

d.    IMDZ will not file any appeal against the judgment handed down by the Mons Court of Appeal on June 29, 2015.

e.    Neither TVS nor any TVS Related Entity will enforce or seek to enforce against IMDZ or any IMDZ Related Entity the orders handed down by the Presiding Judge of the Charleroi Court on September 10, 2013 and October 7, 2013.

f.    Within ten (10) days of the Effective Date of this Agreement, TVS will file a letter at the EPO, substantially in the form attached hereto as Exhibit C, to withdraw its Opposition against European Patent No EP 2 456 786, and to confirm it has no objection to maintenance of the patent as granted.  TVS agrees that neither TVS nor any TVS Related Entity will file any additional submissions at the European Patent Office related to European Patent No EP 2 456 786.

g.    Each Party represents that, except as set forth in Section 1.b of this Agreement, it is aware of no other past, present or presently contemplated claims, lawsuits or proceedings between any IMDZ Related Entity and any TVS Related Entity.

5.Mutual Release and Covenant Not to Sue.

a.    In consideration of the mutual obligations set forth in this Agreement, and conditioned upon the execution of the License Agreement attached as Exhibit A, each Party, on behalf of itself and its Related Entities (the “Releasing Parties”), hereby releases the other Party and its Related Entities (the “Released Parties”), from any and all past, present or future legal proceedings, claims, demands, actions, interventions, injunctions, monetary or equitable relief, protective, provisional or investigative measures, enforcement proceedings present or future, against the Released Parties:

i.	that were or could have been brought in the United States Proceedings, EPO Proceedings or Belgian Proceedings;

ii.
that are based on claims arising from acts, omission or events occurring on or prior to the Effective Date of this Agreement and relating in any way to: (A) the Dispute; (B) the IMDZ/HNG Agreement; (C) the relationship or dealings by and between any IMDZ Related Entity and HNG; (D) the Services Agreements; (E) the relationship or dealings by and between any TVS Related Entity and HNG; (F) any agreement between any IMDZ Related Entity and any New Manufacturer or Subcontractor to the extent any such agreement does not grant rights

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

broader than the scope of rights granted to IMDZ under the License Agreement; (G) the relationship or dealings by and between any IMDZ Related Entity and any New Manufacturer or Subcontractor to the extent not outside of the scope of rights granted to IMDZ under the License Agreement; or (H) [*]; and

iii.
any IMDZ Related Entity’s: (A) use of Materials or information, including any alleged trade secrets or confidential information of TVS, obtained prior to the Effective Date; (B) use of the Materials or information contemplated in Sections 4.b and 7.e of this Agreement, whether obtained prior to or after the Effective Date; or (C) sharing of any Materials or information described in items (A) or (B) with any IMDZ Related Entity, New Manufacturer or Subcontractor, whether prior to or after the Effective Date;

(the “Released Claims”); provided, however, that: (y) nothing herein shall release a Party from any obligations set forth in or liabilities arising out of this Agreement or the License Agreement; and (z) nothing herein shall release, or be construed to bar any of the Releasing Parties from pursuing any claims or causes of action they have or believe that they may have against non-released parties, including HNG, arising from or related to the Released Claims.

b.    Except for any action to enforce or for breach of this Agreement or the License Agreement, the Releasing Parties further agree and hereby covenant that they will not, directly or indirectly, on their own behalf or acting on behalf of or through any non-Releasing Party, initiate or maintain any lawsuit, arbitration or other proceeding, whether legal or equitable, against any of the Released Parties arising from or related to the Released Claims.

c.    Subject to the terms of this Agreement, each Party agrees that neither it nor its Related Entities will directly or indirectly take part in or voluntarily join any proceedings involving [*] other than with the other Party’s consent or as otherwise required by law, and, in case of action or proceeding initiated by either Party or its Related Entities [*], to implicate or to try to have the other Party or its Related Entities join said action or proceeding, except as provided in Section 4.b of this Agreement.

d.    Each Party agrees that neither it nor its Related Entities will assert, directly or indirectly, as a claim, counterclaim, plea or defense, [*] of the other Party or its Related Entities, or take part in any initiative the direct or indirect purposes of which would be the same, and so in any country, before any courts and/or industrial property offices.

e.    The Parties agree that the release and covenant not to sue set forth in Sections 5.a and 5.b of this Agreement are effective and enforceable under the laws of all countries, including France, Belgium, the United States and any state, territory or political subdivision thereof.

6.	Additional IMDZ Representations and Covenants.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a.    IMDZ represents that [*].

b.    IMDZ represents that, except as set forth in Section 1.h of this Agreement, [*].

c.    IMDZ represents that [*].

d.    IMDZ agrees not to discuss, enter into any agreements or knowingly collaborate, directly or indirectly, with [*] regarding any future [*]. It is expressly understood by the Parties that any efforts taken by IMDZ to obtain the return of any IMDZ Materials [*].

e.    IMDZ agrees, as of the Effective Date of the License Agreement, to grant the New Manufacturer and any Subcontractor a sublicense for the purposes of production of Licensed Products within the terms of the License for the New Manufacturer or Subcontractor’s activities exclusively related to the production of Licensed Products following the Effective Date of the License Agreement.

f.    Except as provided in Section 4.b of this Agreement, IMDZ agrees not to [*];

g.    IMDZ will abide by the protective order entered in the Court of Chancery of the State of Delaware lawsuit (Civil Action No. 9950-VCN) and will not to use in any way any TVS materials, documents or information obtained by IMDZ in any legal proceeding including the Dispute, except in any proceeding to enforce the terms of this Agreement.

h.    IMDZ represents that the execution and delivery of, and the performance by IMDZ of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, or similar applicable action on the part of IMDZ, and this Agreement has been duly executed and delivered by IMDZ.

i.    IMDZ is not, nor with the giving of notice or lapse of time or both, will be, in violation of its organizational documents. The execution and delivery of this Agreement and the License Agreement and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (1) any indenture, mortgage, deed of trust or other agreement or instrument to which IMDZ or its any of its subsidiaries is a party or by which IMDZ or any of its subsidiaries or any of their respective properties is bound, (2) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of IMDZ or (3) any law, order, rule or regulation judgment, order, writ or decree applicable to IMDZ or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over IMDZ or any such subsidiary, or any of their properties or assets, except, with respect to (1) and (3), for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.	Additional TVS Representations and Covenants.

a.    TVS will not knowingly [*] until the longer of (i) [*] from the Effective Date, or (ii) the date on which IMDZ is no longer [*]. For clarity, the restrictions on TVS pursuant to this Section 7.a shall not apply to [*]. The term “[*]” means [*]. IMDZ will identify each currently existing [*] within ten (10) days of the Effective Date of this Agreement by providing notice in accordance with paragraph 12 of this Agreement. IMDZ will identify any [*] by providing notice pursuant to paragraph 12 of this Agreement, and may continue to [*] following the Effective Date. The restrictions on TVS pursuant to this Section 7.a shall not apply to parties with which TVS has [*].

b.    TVS will not commence, participate in or, to the extent permitted by law, cooperate with any lawsuit, action or other proceeding, directly or indirectly, or cause any TVS Related Entity to commence, participate in or cooperate with any lawsuit, action or other proceeding, directly or indirectly, against the New Manufacturer, Subcontractor or other third party with which IMDZ has a relationship, or any of those entities’ past, present or future parent entities, controlling persons, predecessors, successors, affiliates, subsidiaries, officers, directors or assigns relating in any way to the Dispute, the Released Claims or the exercise by any IMDZ Related Entity of IMDZ’s rights under the License Agreement.

c.    TVS will indemnify and hold harmless the IMDZ Related Entities from any and all liability, losses, damages, costs, or expenses (including reasonable attorneys’ fees) incurred in connection with any and all actions, claims, demands or proceedings asserted against any IMDZ Related Entity by [*].

d.    Except as otherwise provided in this Agreement, TVS and the TVS Related Entities will not interfere with, impede or otherwise prevent any lawsuit, action or proceeding by IMDZ against [*].

e.    Neither TVS nor any TVS Related Entity will use anywhere for any purpose any Materials obtained, collected or seized during the course of the saisie-contrefaçon or any of the Belgian Proceedings, and TVS and the TVS Related Entities agree to return and permit the return to IMDZ of any IMDZ Materials in the possession of TVS, its counsel or any TVS Related Entity obtained, collected or seized during the course of the saisie-contrefaçon or any of the Belgian Proceedings. TVS further agrees to permit the return to IMDZ – and, if necessary, cooperate with IMDZ to secure the return to IMDZ of – any IMDZ Materials, in the possession of HNG as of the Effective Date.

f.    TVS represents that the execution and delivery of, and the performance by TVS of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, or similar applicable action on the part of TVS, and this Agreement has been duly executed and delivered by TVS. TVS represents that it has or will have obtained any and all necessary approvals, consents and waivers from Institut Pasteur and any other person or entity, necessary for TVS to enter into this Agreement and to grant the license contemplated in the License Agreement, and,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

simultaneously with the execution of this Agreement or as promptly as practicable hereafter, TVS will provide written evidence that TVS has received the Institut Pasteur Consent as contemplated in Section 3 of this Agreement and Sections 6.2(e)-(g) of the License Agreement.

g.    TVS is not, nor with the giving of notice or lapse of time or both, will be, in violation of its organizational documents. The execution and delivery of this Agreement and the License Agreement and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust or other agreement or instrument to which TVS or its any of its subsidiaries is a party or by which TVS or any of its subsidiaries or any of their respective properties is bound, or of (2) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of TVS or (3) any law, order, rule or regulation judgment, order, writ or decree applicable to TVS or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over TVS or any such subsidiary, or any of their properties or assets, except, with respect to (1) and (3), for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

h.    TVS will abide by the protective order entered in the Court of Chancery of the State of Delaware lawsuit (Civil Action No. 9950-VCN) and will not to use in any way any IMDZ materials, documents or information obtained by TVS in any legal proceeding including the Dispute and the saisie-contrefaçon proceedings at the basis thereof, except in any proceeding to enforce the terms of this Agreement.

8.No Admission/Denial of Liability. Nothing in this Agreement, or the Parties' willingness to enter into this Agreement, shall be construed as an admission by any person or entity of any liability or wrongdoing of any Party, or of the truth of any allegations made by TVS against IMDZ in the Dispute. IMDZ expressly denies any liability or wrongdoing in connection with the Dispute. The Agreement shall not be admissible in evidence for any purpose in any proceeding, except for purposes of enforcement of its terms; however, this Agreement may be used by either Party and pleaded as a full and complete defense to any action, suit or other proceeding that has been or may be instituted, prosecuted or attempted with respect to any of the Released Claims, and may be filed, offered, and received into evidence, and otherwise used for such defense.

9.Confidentiality. The existence and terms of this Agreement, the settlement described herein, and the License Agreement, including any negotiations or term sheets exchanged between the Parties relating to the settlement of the Dispute or the License Agreement, are confidential, and can only be disclosed: [*]. Except as set forth in Section 10 of this Agreement, [*]. In the event that disclosure of any matter herein is requested or sought to be compelled by subpoena or by other judicial or investigative process, then, the Party receiving the demand or request for disclosure will not disclose the requested information without providing reasonable notice to the other Party. Specifically, the Party receiving the demand or request shall immediately provide to the other Party written notice of the demand or request and, in any event, no less than seven (7) days prior to the date for its disclosure, to enable the other Party to object to such disclosure. In the event either Party proposes to file with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the SEC, or the securities regulators of any state or other jurisdiction, any disclosure document which describes or refers to or files as an exhibit this Agreement or the License Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other federal, state or foreign securities law, that Party shall provide reasonable advance notice to the other Party. No such notice shall be required under this Section if the substance of the description of or reference to this Agreement or the License Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party. It is understood and agreed by the Parties that this confidentiality provision is a material term of this Agreement.

10.Current Report on form 8-K. Within four (4) days after Effective Date, IMDZ will file with the SEC the Current Report on Form 8-K in substantially the form attached hereto as Exhibit D.

11.[*].

12.Notices. Any notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing and deemed to have been properly given if delivered in person, sent by a reputable overnight express courier service, prepaid, or mailed by first-class mail, postage prepaid, to the relevant Party at the appropriate address as set forth below:
If to TVS:
Theravectys
1, Mail du Professeur Georges Mathé
94800 Villejuif
France
Alain Clergeot, CEO
with a copy (which shall not constitute notice) to:
David A. Kotler, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
If to IMDZ:

Immune Design
601 Gateway Boulevard, Suite 250
South San Francisco, California 94080
United States of America
Attention: Legal Department
with a copy (which shall not constitute notice) to:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
United States of America
Attention: Steven A. Barley
Either Party may change its address by giving notice to the other Party in the manner provided above.

13.Entire Agreement/Written Modifications. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, supersedes all written or oral communications, agreements or understanding that may have existed prior to the execution of this Agreement, and may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest. The Parties have not executed or authorized the execution of this Agreement in reliance upon any promise, representation or warranty not contained within this Agreement or within the License Agreement.

14.Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

15.Governing Law and Forum. This Agreement, and any dispute arising out of or relating in any way to this Agreement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of [*], without regard to conflicts of law principles. Any and all disagreements or controversies arising out of or relating to this Agreement shall be brought in the federal or state courts located in the [*] Each of the Parties hereby submits to the exclusive jurisdiction of the [*], with respect to any action, proceeding, claim or controversy arising under or relating to this Agreement.

16.Interpretation. This Agreement shall be deemed to have been mutually prepared by both Parties and will not be construed against either of them by reason of authorship. Section titles have been inserted for convenience only and shall not be used in determining the terms of this Agreement.

17.Severability. If any provision of this Agreement should be held invalid, illegal, or unenforceable under Applicable Laws by a Governmental Authority of competent jurisdiction in any jurisdiction, (a) such provision shall be enforced in such jurisdiction to the maximum extent permitted under Applicable Laws in such jurisdiction, (b) the Parties shall negotiate in good faith and agree on a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and (c) all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision or this Agreement in any other jurisdiction.

18.Costs. Each Party shall bear its own legal and other costs incurred in connection with the Litigation, including the preparation and performance of this Agreement.

19.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by exchange between the Parties of electronically transmitted signatures (via facsimile, PDF format via email or other electronic means) and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

20.Representation of Approval and Authority. Each Party represents that it has obtained all necessary approvals or authority to enter into this Agreement and the License Agreement, including but not limited to any and all necessary approvals from each Party’s officers, directors, owners, investors, shareholders, stockholders, parent entities or controlling persons, and any and all necessary approvals from any third parties. Each Party further represents and warrants that no other person or entity has, or had, any interest in the Dispute or the Released Claims referred to in this Agreement, except as otherwise set forth herein; that it has the sole right and exclusive authority to execute this Agreement and the License Agreement.

21.Warranty of Signatures. Each Party represents and warrants that the person signing on its behalf is duly authorized to execute and deliver this Agreement and to bind the entity by his or her signature.

[Signature page to follow.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, TVS and IMDZ have caused this Confidential Settlement Agreement to be executed by their duly authorized representatives as of the date first set forth above.

THERAVECTYS SA	IMMUNE DESIGN CORP.

By: /s/ Alain Clergeot	By: /s/ Carlos V. Paya
Name: Alain Clergeot	Name: Carlos V. Paya, MD, PhD
Title: Chief Executive Officer	Title: President and Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

LICENSE AGREEMENT

See attached

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[Please see Exhibit 10.2 filed with the Company’s Current Report on Form 8-K/A (File No. 001-36561), as filed with the Securities and Exchange Commission on March 3, 2017.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

STIPULATION AND PROPOSED ORDER OF FINAL DISMISSAL WITH PREJUDICE

See attached

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

THERAVECTYS SA, Plaintiff, v. IMMUNE DESIGN CORP., Defendant.	) ) ) ) ) ) ) ) )	C.A. No. 9950-VCL
STIPULATION AND [PROPOSED] ORDER OF DISMISSAL
The parties to the above-captioned action, by and through their undersigned attorneys, hereby stipulate and agree, under Court of Chancery Rule 41(a)(1)(ii), and subject to the Court’s approval, to the dismissal of the above-captioned action, with prejudice, and with each party to bear its own attorneys’ fees and costs.

OF COUNSEL: Steven B. Feirson Diane Siegel Danoff David Kotler DECHERT LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104
MORRIS JAMES LLP

/s/
P. Clarkson Collins, Jr. (Bar ID #739)
Jason C. Jowers (Bar ID #4721)
Albert J. Carroll (Bar ID #5316)
500 Delaware Avenue, Suite 1500
Wilmington, DE 19801
Attorneys for Plaintiff Theravectys SA

OF COUNSEL: Steven F. Barley Scott R. Haiber HOGAN LOVELLS US LLP 100 International Drive, Suite 2000 Baltimore, MD 21202	DRINKER BIDDLE & REATH LLP _________________________ Todd Charles Schiltz (#3253) 222 Delaware Avenue, Suite 1410 Wilmington, DE 19801 Attorney for Defendant

SO ORDERED this _____ day of _________________, 2016.

_____________________________
The Honorable J. Travis Laster

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

LETTER TO THE EPO

See attached

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11 rue Saint-Georges 75009 Paris	Téléphone : 01 43 12 84 60 Fax: 33 (0)1 43 12 84 70 E-mail : nony@nony.fr
OFFICE EUROPEEN DES BREVETS
Direction Générale 2
D-80298 MUNICH
GERMANY

Paris, 17 October 2016

VIA EPOLINE

Our reference:	X20839/KLP/GGJ/gg

Re:	Opposition against the European patent No. 2 456 786 filed on July 22, 2010 under No. 10 737 715.2 -1410 and granted on January 8, 2014 in the name of Immune Design Corp

Withdrawal of the Opposition against patent EP 2,456,786

Dear Sirs,
I refer to the Summons to attend oral proceedings pursuant to Rule 115(1) EPC dated January 14, 2016, issued in connection with the above-referenced European patent.
I hereby inform you that the opponent, THERAVECTYS, expressly withdraws the Opposition formed against the European patent EP 2,456,786.
THERAVECTYS has moreover no objection to the maintenance of this patent under its form as granted on January 8, 2014.
Very truly yours,

Claude JUPIN

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

IMDZ FORM 8-K

See attached

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 17, 2016

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Item 1.01.    Entry into a Material Definitive Agreement.

On October 17, 2016 (the “Effective Date”), Immune Design Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) and a License Agreement (the “License Agreement”) with TheraVectys SA (“TVS”). The Settlement Agreement and License Agreement resolve the litigation initiated by TVS in July 2014 against the Company, as well as related claims and counterclaims. This litigation is described below, under the heading, “Litigation.”

The following summary of the Settlement Agreement, the License Agreement and the Litigation does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement and the License Agreement, which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ending December 31, 2016, and the description of the Litigation that will be included in that annual report.

As a non-contingent fee for a license to certain present and future intellectual property of TVS and in consideration for the settlement of all claims and disputes between the parties, the Company will pay $6,000,000 (the “Upfront Payment”) into an escrow account. Under certain circumstances set forth below, the escrowed amount would be repaid to the Company. In addition, as an additional non-contingent fee for a license to certain present and future intellectual property of TVS and for the settlement of all claims and disputes between the parties, the Company will pay TVS $1,250,000 when, following the effective date of the Settlement Agreement, the Company raises $25,000,000, in the aggregate, through equity sales, debt or licensing revenue. For licensed products developed under the License Agreement, the company would be obligated to pay development and commercial milestones and royalties, as set forth below.

Settlement Agreement.

Under the Settlement Agreement, TVS has agreed to dismiss all pending litigation brought by TVS against the Company and to withdraw patent opposition proceedings (the “EPO Proceeding”) brought by TVS against the Company’s European Patent No EP 2 456 786 (the “EU Patent”). Also under the Settlement Agreement, the Company and TVS have agreed to a broad release of claims against one another based on acts or omissions arising out of the litigation, or the facts and circumstances giving rise to the litigation. Neither the Company nor TVS is making any admission of liability or wrongdoing under the Settlement Agreement.

The Settlement Agreement provides that, within 30 days of its effective date, the Company will pay the Upfront Payment into escrow. The escrowed amount will be disbursed to TVS as follows:

(a) Fifty percent when Institut Pasteur consents to the granting by TVS to the Company of a sublicense to certain patents licensed by TVS (or to be licensed by TVS) from Institut Pasteur, and the litigation in the United States and Belgium has been dismissed; and

(b) Fifty percent upon the final resolution of the EPO Proceeding if the scope of the EU Patent remains unchanged.

If the events listed in item (a) do not occur by certain agreed time periods, or if the scope of the EU Patent is reduced in anyway, then certain portions of the Upfront Payment will be returned to the Company; provided, that the events described in item (a) above are a condition to the release from escrow of any portion of the Upfront Payment to TVS.

The Settlement Agreement includes customary representations and warranties that each party has made to the other party, as well as an agreement that TVS will not use certain manufacturers with lentiviral vector manufacturing expertise for a defined period of time or for so long as the Company is making use of those manufacturers.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

License Agreement.

As part of the settlement of the litigation, the parties have entered into the License Agreement. The License Agreement has an effective date of April 27, 2012, which is the date on which TVS alleges that actionable activity by the Company began, as described below. The License Agreement provides the Company with a field limited, non-exclusive, sublicensable license for oncology uses to certain current and future intellectual property rights owned, controlled and licensed by TVS.

The license granted to the Company is for an unlimited number of the Company’s products, but the scope of the license (i.e., the intellectual property that is the subject of the license) and the payments on account of the license, differ based on the number of the Company’s products that fall within the license grant and when those products are made. The products fall into two main categories.

Generally, the first category consists of four of the Company’s products (including CMB305/LV305, which is regarded as one product). For these products, the license granted by TVS is to certain scheduled patents, other patents controlled by TVS (either now or in the future), and to TVS’s know-how. The economic provisions of the license for each of these four products include the following:

(a) payments by the Company to TVS based on the achievement of certain development and regulatory milestones, in the aggregate amount of $5,750,000, except that with respect to CMB305/LV305, the first two milestone payments do not have to be paid;

(b) royalties paid to TVS based on a low-single digit percentage of each product’s net sales if those sales are made directly by the Company or its affiliates, subject to certain royalty-offset provisions;

(c) a mid-single digit percentage of sublicensing revenues received by the Company for the sublicensing of licensed intellectual property will be paid to TVS; and

(d) a single commercial milestone payment to TVS based on the product achieving a specified net sales amount.

For products beyond those in the first category, the Company may, at its discretion, exercise an option to include those products under a license, as well. If the Company does so, then in addition to an initial license fee, the economic provisions of the license, on a product-by-product basis, are as follows:

(a) payments by the Company to TVS based on the achievement of certain development and regulatory milestones, in the aggregate amount of $5,750,000;

(b) tiered royalties paid to TVS based on low-to-mid-single digit percentages of each product’s net sales, if those sales are made directly by the Company or its affiliates, subject to certain royalty-offset provisions;

(c) a mid-single digit percentage of sublicensing revenues received by the Company for the sublicensing of licensed intellectual property will be paid to TVS; and

(d) a single commercial milestone payment based on the product achieving a specified net sales amount.

The term of the license agreement expires upon the last to expire valid patent claim that is licensed to the Company under the License Agreement. The License Agreement may also be terminated by either party for customary reasons, such as an uncured material breach by the other party, or the other party’s insolvency. The Company may terminate the License Agreement upon 30 days’ prior written notice to TVS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Litigation.

On or about July 24, 2014, TVS filed a complaint against the Company in the Chancery Court of the State of Delaware. TVS alleged that it had entered into a contractual relationship with Henogen SA, or Henogen, in 2010 with respect to the production of lentiviral vector vaccines for TVS. Henogen is a contract manufacturing organization with which the Company contracted for the manufacture of its LV305 product candidate. TVS alleged that its contractual relationship with Henogen contained an exclusivity provision limiting Henogen’s ability to participate in the manufacturing process of a vaccine based on lentiviral DNA Flap vectors for third parties, as well as a provision preventing Henogen from sharing or using certain TVS confidential technology for manufacturing processes developed by TVS with or for the benefit of others. TVS alleged that the Company entered into a contractual relationship with Henogen in April 2012 to manufacture lentiviral vectors for vaccines, which interfered with its contract with Henogen and resulted in the use TVS confidential information and trade secrets. The complaint also alleged that the Company obtained shipments of lentiviral vectors for vaccines from Henogen and is conducting clinical trials with these lentiviral vectors. On or about December 15, 2014, TVS filed a motion for a preliminary injunction seeking, among other things, to enjoin the Company from making any use of lentiviral vectors pending final resolution of the litigation. A hearing was held on TVS’s motion in January 2015. By order dated March 9, 2015, the Chancery Court denied TVS’ motion for a preliminary injunction. The court has not yet made any final determination on the merits of the lawsuit, which absent the described above, would be determined in a trial on the merits.

In addition to the Delaware action, in October 2014, TVS filed the EU Opposition requesting revocation of the EU Patent.

Item 8.01.    Other Events.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 8.01.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:    /s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: October 21, 2016

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.